Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Texas Community Bancshares, Inc. filed with the Securities and Exchange Commission of our report dated February 25, 2021, on our audits of the consolidated financial statements of Mineola Community Mutual Holding Company and Subsidiaries, appearing in the Prospectus, which is part of this Amended Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Houston, Texas

May 3, 2021